Exhibit 10.6

AMENDMENT TO EQUITY AWARDS OF [ Name of Executive ]

[Date]

Red Hat, Inc. (the “Company”) and [Name of Executive] (the “Officer”) hereby agree to amend each of the following documents between the Company and the Officer as set forth below:

(i) All option awards affected by the change in control policy set forth in the Minutes of the Red Hat, Inc. Board of Directors Meeting dated [Date] (the “Minutes”), and all subsequent option awards granted prior to [Date] are hereby amended by replacing the change in control provisions set forth in Exhibit A of the Minutes with the provisions of Appendix 1 hereto.

(ii) The Offer of Employment Letter, dated as of [date of letter], is hereby amended by replacing the paragraph concerning a change in control with “The provisions regarding a change in control are set forth on Exhibit A”, and appending the provisions of the Appendix hereto.

For purposes of this Amendment Agreement and the Appendix attached hereto, all capitalized terms not defined herein have the meaning ascribed to them in the Non-Qualified Stock Option Agreement under the Red Hat, Inc. 2004 Long-Term Incentive Plan, dated [date of revised agreement].

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Red Hat, Inc.

By:
Name:
Title:

[Name of Executive]

Appendix 1

Exhibit A

For Executive Employee Agreements

Notwithstanding anything contained herein to the contrary, if (i) this option is continued, assumed, converted or substituted for immediately following the Change in Control and (ii) within one year after a Change in Control the Optionee’s Business Relationship is terminated by the Company or its successor without Good Cause or by the Optionee for Good Reason, all of the Option Shares shall be vested and this option may be exercised at any time within 12 months following such termination, but not later than the Final Exercise Date. Furthermore and notwithstanding anything contained herein to the contrary, if this option is not continued, assumed, converted or substituted for immediately following the Change in Control, the Optionee shall receive a lump sum cash payment within 30 days after the Change in Control in an amount equal to the result of multiplying the Option Shares which have not been exercised by the difference between (x) the Fair Market Value of one Share on the day immediately preceding the Change in Control and (y) the per share exercise price of the option. This option shall be considered to be continued, assumed, converted or substituted for:

(A)	if there is no change in the number of outstanding Shares and the Change in Control does not result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction, there are no changes to the terms and conditions of this option that materially and adversely affect this option, including the number of Option Shares and the exercise price of the option; or

(B)	if there is a change in the number of outstanding Shares and/or the Change in Control does result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction: (1) the Option Shares and the exercise price of the option are adjusted in a manner which is not materially less favorable than as provided under Section 424(a) of the Code and regulations thereunder, (2) if applicable, the Option Shares are converted into the common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined below), and (3) there are no other changes to the terms and conditions of this option that materially and adversely affect this option.

For purposes of this Agreement:

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Good Cause” is as defined in Section 4(c).

“Good Reason” means:

(i) a reduction by the Company or its successor of more than 10% in Optionee’s rate of annual base salary as in effect immediately prior to such Change in Control;

(ii) a reduction by the Company or its successor of more than 10% of the Optionee’s individual annual target or bonus opportunity, except under circumstances where the Company or its successor implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s personnel with other personnel of the Surviving Corporation;

(iii) a significant and substantial reduction by the Company or its successor of the Optionee’s responsibilities and authority, as compared with the Optionee’s responsibilities and authority in effect immediately preceding the Change in Control; or

(iv) any requirement of the Company that Optionee be based anywhere more than fifty (50) miles from Optionee’s primary office location at the time of the Change in Control.